UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2006

_____________________________________________

instaCare Corp.

(Exact name of registrant as specified in its charter)

_____________________________________________

Nevada	000-33187	91-2105842
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2660 Townsgate Road
Suite 300
Westlake Village, CA	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 446-1973

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Reverse Stock Split

On December 26, 2005, the Registrant’s board of Directors approved a 1 for 80 reverse stock split. Prior to the board of directors approval, the board of directors obtained required approval of a majority of the Registrant’s stockholders (52.1% of the total number of shares issued) to effectuate the reverse stock split. On February 3, 2006, the Registrant had 583,981,014 shares outstanding and after the reverse split, there were approximately 7,299,763 shares outstanding.

OTC:BB Symbol Change

In conjunction with the reverse stock split referenced above, on February 3, 2006, the Registrant’s OTC:BB symbol changed to “ISCR”.

Press Releases

On February 3, 2006, the Registrant issued a press release announcing it has effectuated a 1 for 80 reverse stock split of its common stock effective February 3, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

On February 8, 2006, the Registrant issued a press release announcing the execution of contracts with two multinational pharmaceutical manufacturing companies to distribute their diabetic monitoring and testing products to the Registrant’s residential care client and services base. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9. Exhibits.

99.1 Press Release dated February 3, 2006
99.2 Press Release dated February 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

instaCare Corp.

/s/ Keith Berman

Keith Berman, CFO

Date: February 9, 2006